UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2015

UNITED COMMUNITY BANKS, INC.

(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2015, United Community Banks, Inc. (the “Company”), as the borrower, entered into a First Amendment (the “Amendment”) to the Company’s existing Credit Agreement, dated as of January 7, 2014 (the “Credit Agreement”), among the Company and Synovus Bank, as lender. The Credit Agreement provides for aggregate, unsecured borrowings of up to $50 million (the “Revolving Commitment”) at any time outstanding pursuant to a revolving line of credit and was previously disclosed on the Company’s Current Report on Form 8-K filed January 13, 2014.

The Amendment became effective June 30, 2015 and amended the Credit Agreement to extend the maturity date from January 7, 2017 to June 30, 2018. The Amendment also changed the Credit Agreement’s definition of “Permitted Acquisition.” The Company was required to pay a fee of 0.125% of the Revolving Commitment in connection with the Amendment. The Amendment contains representations, warranties and covenants which are customary for amendments to financings of this type.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete copy of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to the Credit Agreement dated as of June 30, 2015, between United Community Banks, Inc. and Synovus Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and
Chief Financial Officer

Date: July 6, 2015

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	First Amendment to the Credit Agreement dated as of June 30, 2015, between United Community Banks, Inc. and Synovus Bank.